UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2016

Getty Realty Corp.

(Exact name of registrant as specified in charter)

Maryland	001-13777	11-3412575
(State of Organization)	(Commission File Number)	(IRS Employer Identification No.)

Two Jericho Plaza, Suite 110 Jericho, New York		11753
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (516) 478-5400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2016, Getty Realty Corp., a Maryland corporation (the “Company”), announced that Mr. Danion Fielding has been appointed as Vice President, Chief Financial Officer and Treasurer of the Company, effective February 1, 2016. Prior to joining the Company, Mr. Fielding, age 44, held various positions in commercial real estate and finance with The Moinian Group, Nationwide Health Properties, Inc., and J.P. Morgan Securities Inc. Mr. Fielding will be responsible for overseeing the financial operations of the Company, subject to the supervision of the President and Chief Executive Officer and the Company’s Board of Directors. Mr. Fielding will receive a base salary of $240,000. Mr. Fielding is also eligible to receive equity awards and a discretionary bonus based on performance in accordance with the Company’s compensation plans and policies for senior management. In addition, Mr. Fielding is entitled to participate in the Company’s benefit programs applicable generally to employees and executive officers.

The Company issued a press release on February 1, 2016, announcing the appointment of Mr. Fielding, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Getty Realty Corp., dated February 1, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY REALTY CORP.

Date: February 3, 2016	By:	/s/ Christopher J. Constant
Christopher J. Constant
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Getty Realty Corp., dated February 1, 2016